SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

CORINTHIAN COLLEGES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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[CORINTHIAN COLLEGES, INC. LETTERHEAD]

November 17, 2003

VIA FACSIMILE AND
OVERNIGHT EXPRESS

Ed Corrao
Fidelity Investments
Legal Dept. — Proxy Group
82 Devonshire Street — F7C
Boston, MA 02109

Re:	Corinthian Colleges, Inc. 2003 Annual Meeting Proxy Proposal 3 — Approval of the 2003 Performance Award Plan

Dear Mr. Corrao:

     We appreciate you taking the time to share with us Fidelity’s proxy voting guidelines as they relate to Corinthian Colleges, Inc.’s 2003 Performance Award Plan (the “Plan”). As with all of Corinthian’s stockholders, we welcome the opportunity to hear your concerns and hope to be able to address them in a fair and constructive manner.

     Based on your suggestions, if the 2003 Plan is approved by stockholders at Corinthian’s annual meeting on November 20, 2003 (the “Stockholders’ Meeting”), management will recommend that the Board adopt amendments to the Plan at its first regulatory scheduled meeting following the Stockholders’ meeting, as follows: (i) for restricted stock awards, stock unit awards, share awards, and stock bonuses (collectively, “RSAs”) with no performance-based vesting characteristics, the restriction period must be at least three years (the restrictions could lapse ratably on each monthly, quarterly, or annual anniversary of the grant date over such vesting period); (ii) for RSAs with performance-based vesting characteristics, the restriction period must be at least one year; and (iii) the Board or the Plan administrator would not have discretion to lapse or waive restrictions on RSAs, except in the event of the death, disability, termination of employment or retirement of the recipient or a change of control of the Company. The foregoing minimum vesting standards would not apply with respect to: (i) options; (ii) stock appreciation rights; (iii) RSAs granted in respect of compensation earned but deferred; and (iv) RSAs granted to directors as a component of their annual retainer, in which case vesting may be based on the period of time with respect to which the retainer is being paid. In addition, the Compensation Committee of the Company’s Board of Directors may grant a “de minimis”

number of RSAs that are not within any of the foregoing exceptions and nevertheless need not comply with the foregoing minimum vesting standards. For this purpose “de minimis” means that the number of shares of the Company’s common stock delivered in respect of the RSAs described in the preceding sentence will not exceed five percent (5%) of the total number of shares authorized under the Plan.

     We trust this letter will address your concerns. Our Board of Directors may determine that it is required or advisable to make such amendment subject to stockholder approval, which we understand is consistent with your guidelines.

     Please contact me or Stan Mortensen at (714) 427-3000 (my extension is 418 and Stan’s extension is 444) with any questions or comments.

Sincerely,

/s/ DENNIS DEVEREUX
Dennis Devereux Executive Vice President Administrative Services
cc: Stan A. Mortensen, Esq